Exhibit 99.1

FOR IMMEDIATE RELEASE

MEN’S WEARHOUSE BOARD ADOPTS AMENDED AND RESTATED BYLAWS

Reduces Voting Standard to Amend Bylaws to Majority of Outstanding Stock

FREMONT, Calif., June 6, 2014 —The Men’s Wearhouse (NYSE: MW) today announced that its Board of Directors has amended and restated the Company’s bylaws to modify the voting standard required for shareholders to amend the Company’s bylaws from 66-2/3% to a majority of Men’s Wearhouse’s outstanding voting stock.

Additional information regarding the bylaw amendment will be contained in the Form 8-K to be filed by Men’s Wearhouse with the U.S. Securities and Exchange Commission later today.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,128 stores.  The Men’s Wearhouse, Moores and K&G stores carry a full selection of suits, sport coats, furnishings and accessories in exclusive and non-exclusive merchandise brands and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.  Investors can find additional information at http://ir.menswearhouse.com/.

Contacts:

Ken Dennard

Dennard - Lascar Associates

(713) 529-6600

ken@dennardlascar.com

Dan Katcher / Tim Lynch / Andrea Rose

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449